Exhibit 10.78
AMENDMENT TO PROMISSORY NOTE

$300,000.00	June 27, 2008
WHEREAS, that certain PROMISSORY NOTE dated November 19, 2007, securing a loan from GARY MOORES, an individual resident of Oklahoma (the “Lender”), of FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($500,000.00), to RIO VISTA ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), became, according to its terms, due and payable on May 19, 2008; and
WHEREAS, the full amount of the debt and loan secured by the PROMISSORY NOTE has not been paid, but the parties have agreed to extend the due date and amend the PROMISSORY NOTE under the terms and conditions set forth herein;
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, each of the parties to the underlying PROMISSORY NOTE agree as follows:
1. As consideration for the amendment and extension of the PROMISSORY NOTE, the Borrower has agreed to simultaneously make a principal payment of $100,000.00 and the interest payment equal to the amount of interest currently due upon the Note ($21,287.49 i.e. 222 days as of June 27, 2008 times $95.89 per day). Said principal and interest payment of $121,287.49 shall be due and payable by June 27, 2008. As additional consideration for the amendment of the PROMISSORY NOTE, the Borrower has agreed to simultaneously make an additional principal payment of $100,000.00, which shall take the form of the sale and transfer of certain goods and chattels in an “as is” condition as described in the Bill of Sale attached as Exhibit A to this Amendment. Total consideration for this Amendment to be paid by Borrower is $200,000.00 in principal and $21,287.49 in interest due through June 27, 2008. Borrower further agrees that the interest rate set forth in the unpaid underlying PROMISSORY NOTE on a going forward basis shall be increased from seven percent (7%) per annum to ten percent (10%) per annum.
2. The underlying PROMISSORY NOTE is hereby amended to state that the Borrower shall be obligated to make payment of the remainder of the principal sum unpaid ($300,000.00) and interest unpaid as of the date of this Amendment (the “Amended Principal Sum”) on or before November 19, 2008, provided, however, if that date is a weekend or holiday, payment shall be made on the first business day thereafter.
3. It is further agreed that this Amended Promissory Note shall be null and void if the principal and interest payment contemplated herein is not received by Lender from Borrower in Bank of Eufaula by 5:00 p.m. central time on June 27, 2008.
All other terms of the PROMISSORY NOTE dated November 19, 2007 shall remain unchanged by this Amendment and in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to Promissory Note effective as of the date first written above.

“BORROWER”	“LENDER”

Rio Vista Energy Partners, L.P.,
a Delaware limited partnership

/s/ Ian T. Bothwell Name: Ian T. Bothwell	/s/ Gary Moores Gary Moores
Title: Acting Chief Executive Officer

Exhibit A
BILL OF SALE
KNOW ALL MEN BY THESE PRESENTS:
That Rio Vista Energy Partners L.P., a Delaware limited partnership, Rio Vista Penny LLC, an Oklahoma limited liability company (each, individually, a “Seller,” and collectively, the “Sellers”), for and in consideration paid to it by Gary Moores, an individual residing in Oklahoma (the “Buyer”), the receipt of which is hereby acknowledged, do hereby transfer and sell unto the Buyer, all the following described goods and chattels:
Pulling Unit Equipment
Tong Dies
4 1/2 Swab
Mandril
Weight Indicator
1992 International 6x4
2004 Ford F350 Crew Cab Truck
In consideration of the transfer of all of the above personal property in an “as is” condition, the Seller, Rio Vista Energy Partners L.P. acknowledges that the Buyer will give a credit of One Hundred Thousand Dollars and No Cents ($100,000.00) against Rio Vista Energy Partners L.P.’s obligations to the Buyer as evidenced by, and in addition to, the terms and conditions of that particular Amendment to Promissory Note dated June 27, 2008, by which the Promissory Note dated November 19, 2007, which initially set forth a principal amount of $500,000.00, was revised to set forth a principal amount of $300,000.00, due and payable to the Buyer on or before November 19, 2008.
It is further agreed that this Bill of Sale and the Amendment to Promissory Note dated June 27, 2008 shall be null and void if the terms and conditions of both documents are not met on or before 5:00 p.m. central time on June 27, 2008, the consideration recited in each document being dependant upon the other.
In addition to and as additional consideration for the credit given by Gary Moores on the Promissory Note, Outback Development, Inc. will transfer the title to a 1999 Chevrolet 1-Ton Truck to the Seller.
TO HAVE AND TO HOLD the same unto the Buyer, his heirs and assigns, forever; and that the Sellers will warrant and defend the title to the said goods and chattels hereby sold and transferred unto the Buyer, his heirs and assigns, forever, against the lawful claims and demands of all persons.
IN WITNESS WHEREOF, each of Rio Vista Energy Partners L.P., Rio Vista Penny LLC, Gary Moores and Outback Development, Inc. has made this Bill of Sale effective this 27th day of June, 2008.

PARTIES TO THE AGREEMENT

RIO VISTA ENERGY PARTNERS L.P.			Gary Moores
A Delaware Limited Partnership

/s/ Ian T. Bothwell			/s/ Gary Moores

Print Name: Ian T. Bothwell			Print Name: Gary Moores
Title: Acting Chief Executive Officer

RIO VISTA PENNY LLC			Outback Development, Inc.

By:	/s/ Ian Bothwell		By:	/s/ Gary Moores
	Name:	Ian Bothwell		Name:	Gary Moores
	Title:	Manager		Title:	President

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